Exhibit 99.1
FOR RELEASE
ENTEGRIS ACQUIRES MPD CHEMICALS
Continues to Expand Advanced Deposition Materials Portfolio
BILLERICA, Mass.-July 15, 2019-Entegris, Inc. (NASDAQ: ENTG), a leader in specialty chemicals and advanced materials solutions for the microelectronics industry, today announced it acquired MPD Chemicals, a provider of advanced materials to the specialty chemical, technology, and life sciences industries. This acquisition will continue to grow and diversify Entegris’ engineered materials portfolio, which was recently expanded with the acquisition of Digital Specialty Chemicals (DSC).
Digital transformation is driving the development and technical capability requirements of modern technologies like artificial intelligence, virtual reality, and autonomous vehicles.  To achieve the performance for these technologies, manufacturers have adopted new, more complex chip designs. These changes have increased the demands on the materials used in all steps of semiconductor processing.  Along with the recent acquisition of DSC, the acquisition of MPD Chemicals will expand Entegris’ capabilities in the development and production of new organosilane, and organometallic materials. These materials are critical to innovation in the specialty chemical and semiconductor industries.
“Acquiring MPD Chemicals demonstrates our commitment to enabling the semiconductor technology roadmap through investments in purification, delivery, and advanced materials,” said Bertrand Loy, president and CEO of Entegris. “The deposition material market is one of the fastest growing market segments in semiconductor applications, driven by the adoption of new materials and more complex, chip architectures. Our recent investments in this space expands our ability to provide our customers the manufacturing scale and capabilities to enable their most demanding applications.”
Entegris acquired MPD Chemicals for approximately $165 million in cash, subject to customary purchase price adjustments. Entegris funded the acquisition from its available cash. MPD Chemicals will be a part of the Specialty Chemicals and Engineered Materials (SCEM) segment.
About Entegris
Entegris is a leader in specialty chemicals and advanced materials solutions for the microelectronics industry and other high-tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service, and/or research facilities in the United States, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea, and Taiwan. Additional information may be found at www.entegris.com.
FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include statements related to the impact of the acquisition, including enabling greater speed of innovation; benefits of the transaction; market trends in the semiconductor industry; and other matters. These statements involve risks and uncertainties, and actual results may differ. These risks and uncertainties include, but are not limited to, our ability to effectively integrate the acquired company; market conditions relating to the acquired company's products; unexpected costs, charges or expenses resulting from the transaction; risks that the proposed transaction disrupts the current plans and operations of Entegris or the acquired business; the ability to successfully grow the acquired business; and other risk factors and additional information described in our filings with the Securities and Exchange Commission, including under the heading “Risks Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on

February 11, 2019, and in our other periodic filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.
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Media Contact:
Alexa Manocchio
+1 978 405 4660
alexa.manocchio@entegris.com

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